Exhibit 3.3.1

State of Delaware Secretary of State Division of Corporations Delivered 11:50 AM 10/07/2013 FILED 11:50 AM 10/07/2013 SRV 131168171 - 5245879 FILE

CERTIFICATE OF MERGER

OF

CRESTWOOD MIDSTREAM FINANCE CORPORATION

WITH AND INTO

NRGM FINANCE CORP.

October 7, 2013

Pursuant to Section 251 of the Delaware General Corporation Law (the “DGCL”), the undersigned corporation, organized and existing under and by virtue of the DGCL, does herby certify as follows:

FIRST: The name and state of incorporation of each of the constituent corporations to this merger are as follows:

Name	State of Incorporation

NRGM Finance Corp.	Delaware

Crestwood Midstream Finance Corporation	Delaware

SECOND: That certain Agreement and Plan of Merger, dated as of October 7, 2013 (the “Merger Agreement”), by and among NRGM Finance Corp., a Delaware corporation (“NRGM Finance” or the “Surviving Corporation”), and Crestwood Midstream Finance Corporation (“CMLP Finance”), a Delaware corporation, has been approved, adopted, executed and acknowledged by each of the constituent corporations in accordance with Section 251 and Section 228 of the DGCL, pursuant to which CMLP Finance will merge with and into NRGM Finance.

THIRD: At the effective time of the merger, the certificate of incorporation of NRGM Finance shall be the certificate of incorporation of the Surviving Corporation until amended and changed pursuant to the DGCL, except that Article FIRST of the certificate of incorporation of NRGM Finance shall be amended in its entirety to state:

FIRST. The name of the Corporation is:

Crestwood Midstream Finance Corp.

FOURTH: NRGM Finance Corp. shall be the surviving corporation in the merger. The certificate of incorporation of NRGM Finance Corp. shall be amended in the merger to change the name of the Surviving Corporation to “Crestwood Midstream Finance Corp”.

FIFTH: The executed Merger Agreement is on file at the office of the Surviving Corporation, the address of which is 700 Louisiana Street, Suite 2060, Houston, Texas 77002.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either constituent corporation.

SEVENTH: The merger shall become effective upon the filing of this Certificate of Merger with the Office of the Secretary of State of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger as of the date first written above.

NRGM FINANCE CORP.

By
Name:	Robert G. Phillips
Title:	President and Chief Executive Officer